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                                                                    Exhibit 10.2

                      EXCHANGEABLE SHARE SUPPORT AGREEMENT


         MEMORANDUM OF AGREEMENT made as of the 11th day of June, 2003.


BETWEEN: THE HOCKEY COMPANY, a company existing under the laws of the State of Delaware,

                   (hereinafter referred to as "THC");


AND: THE HOCKEY COMPANY HOLDINGS INC., a corporation existing under the laws of Canada,

                   (hereinafter referred to as "HOLDINGS");



     WHEREAS pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of April 2, 2003 by and among THC, Holdings and Hockey Merger Co., a wholly-owned subsidiary of Holdings, each of the stockholders of THC will receive in exchange for each share of voting common stock, par value $.01 per share, one (1) share of non-voting exchangeable common stock, par value $.01 per share, in THC (the "EXCHANGEABLE SHARES");

     AND WHEREAS the Merger Agreement will become effective concurrently with the closing of the initial public offering ("IPO") of Holdings by way of a supplemented PREP prospectus dated June 5, 2003 and is conditional upon the closing of the IPO;

     AND WHEREAS pursuant to the Merger Agreement, THC and Holdings have agreed to execute an exchangeable share support agreement substantially in the form of this agreement;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:


                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1  DEFINED TERMS

     Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions

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(collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares attached as Exhibit A to the Amended and Restated Certificate of Incorporation of THC, which is attached as Exhibit A to the Merger Agreement, unless the context requires otherwise.

1.2  INTERPRETATION NOT AFFECTED BY HEADINGS

     The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this agreement. The terms "this agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  NUMBER, GENDER

     Words importing the singular number only shall include the plural and VICE VERSA. Words importing any gender shall include all genders.

1.4  DATE FOR ANY ACTION

     If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                    ARTICLE 2

                        COVENANTS OF HOLDINGS AND/OR THC

2.1  COVENANTS REGARDING EXCHANGEABLE SHARES

     So long as any Exchangeable Shares not owned by Holdings or its Affiliates are outstanding,

     (a) THC will, subject to all applicable laws, only declare and pay a dividend on the Exchangeable Shares concurrently with, and in an amount equal to (on a per share basis), any dividend declared and paid by Holdings on the Holdings Common Shares, and Holdings will not declare and pay a dividend on the Holdings Common Shares if no dividend can be declared and paid on the Exchangeable Shares;

     (b) Holdings will take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Holdings, in accordance with applicable law, to perform its obligations arising upon the exercise by a holder of Exchangeable Shares of the Put Right, including without limitation, all such actions and all such things as are necessary or desirable to enable and permit Holdings to deliver or cause to be delivered Holdings Common Shares to holders of Exchangeable Shares in accordance with the provisions of the Put Right; and

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     (c)  Holdings will take all actions and do all such things as are necessary or desirable to enable and permit Holdings, in accordance with applicable law, to perform its obligations arising upon the exercise by Holdings of the Call Right, including without limitation, all such actions and all such things as are necessary or desirable to enable and permit Holdings to deliver or cause to be delivered Holdings
          Common Shares to holders of Exchangeable Shares in accordance with the provisions of the Call Right.

2.2  RESERVATION OF HOLDINGS COMMON SHARES

     Holdings hereby represents, warrants and covenants in favour of THC that Holdings has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Holdings or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued share capital such number of Holdings Common Shares (or other shares or securities into which Holdings Common Shares may be reclassified or changed as contemplated by Section 2.8 hereof) (a) as is equal to the number of Holdings Common Shares issuable upon the exercise from time to time of the Put Right and/or Call Right, and (b) as are now and may hereafter be required to enable and permit Holdings to meet its obligations under any other security or commitment pursuant to which Holdings may now or hereafter be required to issue Holdings Common Shares.

2.3  NOTIFICATION OF CERTAIN EVENTS

     In order to assist Holdings to comply with its obligations hereunder, THC will notify Holdings as soon as practicable upon the issuance by THC of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding securities of THC pursuant to the Merger Agreement).

     In order to assist THC to comply with its obligations hereunder, Holdings will notify THC as soon as possible upon a proposed declaration by Holdings of any dividend on the Holdings Common Shares and take all such other actions as are reasonably necessary, in cooperation with THC, to ensure that the respective declaration date, record date and payment date for a dividend on the Holdings Common Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Exchangeable Shares, subject to all applicable laws.

2.4  DELIVERY OF HOLDINGS COMMON SHARES

     In furtherance of its obligations under Sections 2.1(b), and (c) hereof, Holdings shall, subject to all applicable laws and regulatory or stock exchange requirements, forthwith issue and deliver or cause to be delivered to holders of Exchangeable Shares the requisite number of Holdings Common Shares to be received by, and issued to or to the order of, the former holder of the Exchangeable Shares following the exercise of the Put Right and/or Call Right, as they shall direct. All such Holdings Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

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2.5  QUALIFICATION OF HOLDINGS COMMON SHARES

     If any Holdings Common Shares (or other shares or securities into which Holdings Common Shares may be reclassified or changed as contemplated by Section
2.8 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfilment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Holdings and delivered or cause to be delivered by Holdings to a holder of Exchangeable Shares following the exercise of the Put Right and/or Call Right in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of Holdings for purposes of United States federal or state securities law equivalent), Holdings will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause such Holdings Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, do all such things as are reasonably necessary or desirable to cause all Holdings Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Holdings Common Shares (or such other shares or securities) have been listed by Holdings and remain listed and quoted or posted for trading, provided that nothing herein shall require Holdings to file a registration statement with the Securities and Exchange Commission in order to register the Holdings Common Shares to be delivered to the U.S. holders of Exchangeable Shares and have such registration statement declared effective prior to the date which is six (6) months after the closing of the IPO.

2.6  TENDER OFFERS

     In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Holdings Common Shares (an "OFFER") is proposed by Holdings or is proposed to Holdings or its shareholders and is recommended by the Board of Directors of Holdings, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Holdings, Holdings will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Holdings Common Shares, without discrimination. Without limiting the generality of the foregoing, Holdings will use its reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to exercise the Put Right (or, if so required, to ensure that any such exercise of the Put Right shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

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2.7  HOLDINGS AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES

     Holdings covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Holdings further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the laws of the State of Delaware (or any successor or other corporate statute by which THC may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.8  CHANGES IN HOLDINGS COMMON SHARES

     So long as any Exchangeable Shares not owned by Holdings or its Affiliates are outstanding, Holdings will not, without the prior approval of THC and the prior approval of the holders of the Exchangeable Shares given in accordance with the Share Provisions:

     (a) subdivide, redivide or change the then outstanding Holdings Common Shares into a greater number of Holdings Common Shares;

     (b) reduce, combine, consolidate or change the then outstanding Holdings Common Shares into a lesser number of Holdings Common Shares; or

     (c) reclassify or otherwise change the Holdings Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Holdings Common Shares,

     unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares.

2.9  LIQUIDATION OF THC AND/OR HOLDINGS

     So long as any Exchangeable Shares not owned by Holdings or its Affiliates are outstanding, neither THC nor Holdings shall take any action in order to liquidate, dissolve or wind-up (a "VOLUNTARY LIQUIDATION") or proceed with any Voluntary Liquidation, unless the other company concurrently takes action to Voluntary Liquidate or proceeds with a Voluntary Liquidation.

2.10 NUMBER OF OUTSTANDING COMMON STOCK

     So long as any Exchangeable Shares not owned by Holdings or its Affiliates are outstanding, upon any issuance by Holdings of Holdings Common Shares upon the exercise or conversion of any options, warrants or similar securities, Holdings will concurrently subscribe for, and THC will concurrently issue to Holdings, one (1) share of Common Stock for each Holdings Common Share so issued. The consideration payable by Holdings to THC for the

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issuance of the Common Stock shall be equal to the consideration received by Holdings for the issuance of the Common Shares, unless otherwise determined and agreed to in good faith by the Board of Directors of Holdings and THC.


                                    ARTICLE 3

                               HOLDINGS SUCCESSORS

3.1  CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

     Holdings shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

     (a) such other person or continuing corporation (the "HOLDINGS SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Holdings Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Holdings Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Holdings under this agreement; and

     (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder and the holders of the Exchangeable Shares.

3.2  VESTING OF POWERS IN SUCCESSOR

     Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon Holdings Successor shall possess and from time to time may exercise each and every right and power of Holdings under this agreement in the name of Holdings or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of Holdings or any officers of Holdings may be done and performed with like force and effect by the directors or officers of such Holdings Successor.

3.3  WHOLLY-OWNED SUBSIDIARIES

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Holdings with or into Holdings or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Holdings provided that all of the

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assets of such subsidiary are transferred to Holdings or another wholly-owned direct or indirect subsidiary of Holdings and any such transactions are expressly permitted by this agreement.


                                    ARTICLE 4

                                     GENERAL

4.1  TERM

     This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Share (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than Holdings and any of its Affiliates.

4.2  CHANGES IN CAPITAL OF HOLDINGS AND/OR THC

     At all times after the occurrence of any event contemplated pursuant to
Section 2.8 hereof or otherwise, as a result of which either Holdings Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Holdings Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3  SEVERABILITY

     If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4  AMENDMENTS, MODIFICATIONS

     This agreement may not be amended or modified except by an agreement in writing executed by THC and Holdings and approved by the holders of the Exchangeable Shares in accordance with the Share Provisions and all applicable laws.

4.5  MINISTERIAL AMENDMENTS

     Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

     (a) adding to the covenants of any or all parties provided that the Board of Directors of each of THC and Holdings shall be of the good faith opinion that such

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          additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of THC and Holdings, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion (after consultation with counsel) that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to THC and Holdings, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of THC and Holdings shall be of the good faith opinion (after consultation with counsel) that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6  MEETING TO CONSIDER AMENDMENTS

     THC, at the request of Holdings, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of THC, the Share Provisions and all applicable laws.

4.7  AMENDMENTS ONLY IN WRITING

     No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8  ENUREMENT

     This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9  NOTICES TO PARTIES

     All notices and other communications required or permitted to be delivered to a party under this agreement shall be in writing and shall be deemed to have been properly delivered, given or received (a) upon receipt when delivered by hand or (b) two Business Days after being sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or facsimile telephone number set forth beneath the name of such party below:

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     (a)     if to THC:

                        The Hockey Company
                        3500 de Maisonneuve Blvd. West
                        Suite 800
                        Montreal, Quebec
                        H3Z 3C1

                        Fax:        (514) 932-6020
                        Attention:  Matthew H. O'Toole, President and CEO


     (b)     if to Holdings:

                        The Hockey Company Holdings Inc.
                        3500 de Maisonneuve Blvd. West
                        Suite 800
                        Montreal, Quebec
                        H3Z 3C1

                        Fax:        (514) 932-6020
                        Attention:  Matthew H. O'Toole, President and CEO


4.10 COUNTERPARTS

     This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11 JURISDICTION

     This agreement shall be construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

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     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.



                           THE HOCKEY COMPANY


                           Per:  /s/ Robert A. Desrosiers
                              --------------------------------------------------
                              Name:  Robert A. Desrosiers
                              Title: Chief Financial Officer and Vice President,
                                     Finance and Administration



                           THE HOCKEY COMPANY HOLDINGS INC.


                           Per:  /s/ Robert A. Desrosiers
                              --------------------------------------------------
                              Name:  Robert A. Desrosiers
                              Title: Chief Financial Officer and Vice President,
                                     Finance and Administration